Exhibit 99.1

1301 6th Avenue West. Bradenton, FL 34205
941/752-5900 • 1-877-COASTFL	FOR IMMEDIATE RELEASE
For Further Information Contact:
Tramm Hudson
941/752-5900

Coast Bank Agrees To Regulatory Order

Bank Outlines Plan For Working Toward Full Compliance

May 25, 2007 – James K. Toomey, Chairman of the Board of Coast Financial Holdings, Inc. (NASDAQ: CHFI) announced today that Coast Bank has agreed to the entry of a “Cease & Desist” order from the Federal Deposit Insurance Corporation (FDIC) and the Florida Office of Financial Regulation (OFR) and reports the bank is working toward full compliance with the order. Although Coast Bank has agreed to the order, it has not admitted to or denied any facts, any unsafe or unsound banking practices, or any legal or regulatory violations.

The Cease and Desist Order, or C&D, is a formal action by the FDIC and OFR for the bank to take corrective measures in a number of areas. According to Toomey, “While a C&D order is a directive for the bank to take certain actions, in many respects it may also enhance our plans to resolve recent issues which have impacted the performance of the bank.” Toomey continued, “We are working diligently to achieve full compliance with this order as quickly as possible.”

“Given the broad enforcement powers of the banking regulators and difficulties recently experienced by the bank, we believe the action taken today is a positive development in moving the bank forward,” said Toomey. The order does not in any way restrict Coast Bank from transacting banking business. The bank can continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions. All customer deposits remain fully insured to the highest limits set by the FDIC.

The order follows an on-site Safety and Soundness examination of Coast Bank conducted by the FDIC and OFR after the January 19th announcement of certain issues affecting the Coast Bank residential construction-to-permanent loan portfolio. The C&D order is based on the findings of this examination as of January 29, 2007. According to Toomey, “From the day we discovered issues regarding our residential construction loan program, our management team has worked pro-actively with both the FDIC and the OFR. As a result, we have already addressed a large number of the corrective actions outlined in the C&D and several of these issues have already been resolved.”

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The FDIC order directs Coast Bank to take certain measures in the areas of board oversight, management planning and auditing, equity management, loan loss allowance, loan portfolio review, liquidity management and information technology.

Throughout the regulatory examination process, the Board of Directors has received direction from the banking regulators. In response to concerns raised by the regulators, the bank has appointed a Task Force to develop an action plan for addressing areas of concern. Toomey stated, “In the spirit of having a cooperative effort with the FDIC and OFR, Coast Bank has been pro-active in working with these regulatory agencies and has acted promptly on direction we have received from these agencies during the past several months.”

Since February, the Coast Bank Task Force has undertaken initiatives to study all areas of bank operations and management. The Coast Bank Task Force includes senior management personnel as well as board members. The Task Force has worked closely with both regulatory agencies throughout the past several months to address a number of issues. Among others, these include:

•	Conducting a comprehensive review of the qualifications of management and existing staff and consideration of potential changes that may be required;

•	Engaging a management consultant to assist in the management review effort;

•	Appointing an internal committee charged with developing a capital management plan to improve capital ratios;

•	Strengthening the monitoring of our lending activities with particular emphasis on direct and indirect borrowing concentrations and monitoring individual lender/borrower relationships;

•	Developing a more intensive loan documentation policy in connection with our lending efforts;

•	Developing a profitability plan designed to reduce operating expenses and interest expenses while improving overall efficiency;

•	Engaging a management consultant to assist with the development of a profitability plan;

•	Developing a liquidity and funds management plan to address anticipated funding needs;

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•	Developing a comprehensive policy for managing potential loan loss liability and enhancing our loan loss reserve;

•	Increasing internal controls over loan portfolio review;

•	Enhancing our existing policies relating to external loan reviews by third party firms;

•	Establishing a communications policy and procedure for reporting progress in all areas to the FDIC and OFR.

A number of these initiatives are complete and a number of policies and procedures have been implemented. As a result, the bank has already acted upon several items addressed by the Cease and Desist Order.

Toomey concluded by stating, “In the seven years since we opened our first banking location, Coast Bank has built a loyal customer base and a team of experienced banking professionals. Coast has the resources, energy and expertise to remedy the issues associated with the residential construction lending program and obtain full compliance with the regulatory agencies.”

About Coast Financial Holdings, Inc.:

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 20 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg, Lutz, Largo and Pinellas Park.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ

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materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company’s ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company’s Form 10-Q for the quarter ended March 31, 2007, and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. Further information may be obtained by contacting Tramm Hudson at 941/752-5900.

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